As filed with the Securities and Exchange Commission on December 29, 1998

                                              Registration No. 333-_________

                 SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                             FORM S-8

                       REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933

                      BankAmerica Corporation
       (Exact Name of Registrant as Specified in Its Charter)

             Delaware                           56-0906609
    (State or Other Jurisdiction             (I.R.S. Employer
 of Incorporation or Organization)          Identification No.)

        100 North Tryon Street                     28255
     Charlotte, North Carolina                   (Zip Code)
(Address of Principal Executive Offices)


                         Take Ownership!
        The BankAmerica Global Associate Stock Option Program
                     (Full Title of the Plan)


                      PAUL J. POLKING, ESQ.
                         General Counsel
                     BankAmerica Corporation
                     100 North Tryon Street
                 Charlotte, North Carolina  28255
              (Name and Address of Agent for Service)

                        (704)  386-5000
   (Telephone Number, Including Area Code, of Agent for Service)


                   CALCULATION OF REGISTRATION


                             Proposed         Proposed
 Title of                    Maximum          Maximum
Securities      Amount       Offering         Aggregate     Amount of
 to be          To be         Price           Offering     Registration
Registered    Registered    Per Unit(1)       Price(1)         Fee
-----------   ----------    -----------     -------------  -------------

Common        50,000,000
 Stock          shares       $60.1875      $3,009,375,000    $836,607

(1) Determined on the basis of the average of the high and low prices of the Common Stock reported in the consolidated reporting system on December 21, 1998 in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act.


PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents have been filed by the Registrant or its predecessor, NationsBank Corporation ("NationsBank"), with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), and are incorporated by reference herein:

          (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1997;

          (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and
September 30, 1998;

          (c) The Registrant's Current Reports on Form 8-K filed January 14, 1998, January 22, 1998, February 3, 1998, March 13, 1998, March 23, 1998, April 15, 1998, April 16, 1998, April 17,
1998 (amended by Form 8-K/A-1 filed April 24, 1998, Form 8-K/A-2 filed May 18, 1998, and Form 8-K/A-3 filed August 17, 1998), May 6, 1998, May 13, 1998, July 7, 1998, July 13, 1998, July 23,
1998, September 28, 1998 (amended by Form 8-K/A filed September 28, 1998), October 9, 1998, October 19, 1998, November 16, 1998,
November 18, 1998 and December 16, 1998; and

          (d) The description of the Registrant's Common Stock contained in its registration statement filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description, including the Registrant's Current Report on Form 8-K filed September 28, 1998, as amended.

     All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effectiveness of this Registration Statement and prior to the filing of a post-effective amendment hereto that either indicates that all securities offered hereby have been sold or deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     The Registrant will provide without charge to each participant in Take Ownership! The BankAmerica Global Associate Stock Option Program, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference in such documents). Written requests for such copies should be directed to Charles J. Cooley, Corporate Personnel Executive, BankAmerica Corporation, 100 North Tryon Street, Charlotte, North Carolina 28255. Telephone requests may be directed to (704) 386-5000.

Item 6.  Indemnification of Directors and Officers.

     Subsection (a) of Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in accordance with the above standards, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 of the DGCL further provides that, to the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; and that indemnification provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled. Section 145 further empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145 of the DGCL.

     Section 102(b)(7) of the DGCL provides that provisions in a corporation's certificate of incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director shall not eliminate or limit the liability of a director for (i) any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law; (iii) willful or negligent unlawful payment of a dividend or stock purchase or redemption; or (iv) any transaction from which the director derived an improper personal benefit.

     The Restated Certificate of Incorporation of the Registrant prevents the recovery by the Registrant of monetary damages against its directors to the fullest extent permitted by the DGCL. In accordance with the provisions of the DGCL, the Bylaws of the Registrant provide that, in addition to the indemnification of directors and officers otherwise provided by the DGCL, the Registrant shall, under certain circumstances, indemnify its directors, executive officers and certain other designated officers against any and all liability and litigation expense, including reasonable attorneys' fees, arising out of their status or activities as directors and officers, except for liability or litigation expense incurred on account of activities that were at the time known or believed by such director or officer to be in conflict with the best interests of the Registrant. Pursuant to such Bylaws and as authorized by statute, the Registrant may also maintain insurance on behalf of its directors and officers against liability asserted against such persons in such capacity whether or not such directors or officers have the right to indemnification pursuant to the Bylaws or otherwise.

     In addition, pursuant to the Agreement and Plan of Reorganization dated as of April 10, 1998 (the "Merger Agreement") between the Registrant and the former BankAmerica Corporation ("old BankAmerica"), for six years after September 30, 1998 (the date of the consummation of the merger of old BankAmerica with and into the Registrant (the "Merger")), the Registrant will indemnify directors, officers and employees of old BankAmerica, NationsBank, or any of their respective subsidiaries against certain liabilities in connection with such persons' status as such or in connection with the Merger Agreement or any of the transactions contemplated thereby. Pursuant to the Merger Agreement, the Registrant will also, for six years after September 30, 1998 and with respect to events occurring prior to the consummation of the Merger, honor all rights to indemnification and limitations of liability existing in favor of the foregoing persons as provided in the governing documents of NationsBank, old BankAmerica or their respective subsidiaries.

     Pursuant to the Merger Agreement, for six years after September 30, 1998, the Registrant will also use its best efforts to cause the directors and officers of old BankAmerica and NationsBank to be covered by a directors' and officers' liability insurance policy with respect to acts or omissions occurring prior to the consummation of the Merger.

     The foregoing is only a general summary of certain aspects of Delaware law dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the relevant statutes which contain detailed specific provisions regarding the circumstances under which and the persons for whose benefit indemnification shall or may be made.

Item 8.  Exhibits.

     The following exhibits are filed with this Registration
Statement:

Exhibit No.         Description of Exhibit

      5 Opinion of Paul J. Polking, Esq., General Counsel of the Registrant, as to the legality of the securities being registered.

    23.1  Consent of PricewaterhouseCoopers LLP.

    23.2  Consent of Ernst & Young LLP.

    23.3 Consent of Paul J. Polking, Esq., General Counsel of the Registrant (included in Exhibit 5).

    24    Power of Attorney and Certified Resolution.

    99    Take Ownership! The BankAmerica Global Associate Stock
Option Program.


Item 9.  Undertakings.

     (a)  The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i)  to include any prospectus required by Section
    10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent posteffective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii)  to include any material information
    with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on December 29, 1998.

                              BANKAMERICA CORPORATION



                              By:  */s/ Hugh L. McColl, Jr.
                                   Hugh L. McColl, Jr.
                                   Chairman of the Board
                                   and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature              Title                      Date


*/s/ Hugh L. McColl, Jr. Chairman of the Board, December 29, 1998
Hugh L. McColl, Jr.      Chief Executive Officer
                         and Director
                         (Principal Executive Officer)


*/s/ James H. Hance, Jr. Vice Chairman and     December 29, 1998
James H. Hance, Jr.      Chief Financial Officer
                         (Principal Financial Officer)


*/s/ Marc D. Oken        Executive Vice        December 29, 1998
Marc D. Oken             President and
                         Principal Financial
                         Executive
                         (Principal Accounting Officer)


*/s/ Charles W. Coker    Director               December 29, 1998
Charles W. Coker


*/s/ Timm F. Crull       Director               December 29, 1998
Timm F. Crull


*/s/ Alan T. Dickson     Director              December 29, 1998
Alan T. Dickson


*/s/ Kathleen Feldstein  Director              December 29, 1998
Kathleen Feldstein


*/s/ Paul Fulton         Director               December 29, 1998
Paul Fulton


*/s/ Donald E. Guinn     Director               December 29, 1998
Donald E. Guinn


*/s/ C. Ray Holman       Director               December 29, 1998
C. Ray Holman


*/s/ W. W. Johnson       Director               December 29, 1998
W. W. Johnson


*/s/ Walter E. Massey    Director               December 29, 1998
Walter E. Massey


*/s/Richard M. Rosenberg Director               December 29, 1998
Richard M. Rosenberg


*/s/ O. Temple Sloan, Jr.Director               December 29, 1998
O. Temple Sloan, Jr.


*/s/ Meredith R. Spangler Director              December 29, 1998
Meredith R. Spangler


*/s/ A. Michael Spence   Director               December 29, 1998
A. Michael Spence


*/s/ Ronald Townsend     Director               December 29, 1998
Ronald Townsend


                         Director               December __, 1998
Solomon D. Trujillo


*/s/ Jackie M. Ward      Director               December 29, 1998
Jackie M. Ward


*/s/ Virgil R. Williams  Director               December 29, 1998
Virgil R. Williams


*/s/ Shirley Young       Director               December 29, 1998
Shirley Young



*By: /s/ Charles M. Berger
         Charles M. Berger
         Attorney-in-Fact



                         INDEX TO EXHIBITS



Exhibit No.         Description of Exhibit

      5 Opinion of Paul J. Polking, Esq., General Counsel of the Registrant, as to the legality of the securities being registered.

    23.1  Consent of PricewaterhouseCoopers LLP.

    23.2  Consent of Ernst & Young LLP.

    23.3 Consent of Paul J. Polking, Esq., General Counsel of the Registrant (included in Exhibit 5).

    24    Power of Attorney and Certified Resolution.

    99    Take Ownership! The BankAmerica Global Associate Stock
          Option Program.